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                                                                    EXHIBIT 3.26




                           ARTICLES OF INCORPORATION
                                       of
                                HERON BAY, INC.
                                ---------------


     THE UNDERSIGNED, acting as the Incorporators of a corporation pursuant to the Florida General Corporation Act, hereby adopt the following Articles of Incorporation of HERON BAY, INC., a corporation under the laws of the State of Florida.

                                   ARTICLE I
                                   ---------

Name:

     The name of this corporation shall be:

                                HERON BAY, INC.

                                   ARTICLE II
                                   ----------

Address of Principal Office and Mailing Address:

     3300 University Drive, Coral Springs, Florida 33065

                                  ARTICLE III
                                  -----------

Duration:

     This corporation shall exist perpetually.

                                   ARTICLE IV
                                   ----------

Purpose or Purposes:

     To transact any or all lawful business for which corporations may be incorporated under the Florida General Corporation Act.

                                   ARTICLE V
                                   ---------

Authorized Number of Shares:

     This corporation shall have outstanding at any one time a maximum of five hundred (500) shares of common stock of the par value of one ($1.00) dollar each.

     The shares of common stock are not to be divided into classes nor is the corporation authorized to issue shares in series. There shall be no preemptive rights granted to shareholders.



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                                   ARTICLE VI

Initial Registered Office and Registered Agent:

     The initial Registered Office of this corporation shall be at 3300 University Drive, Coral Springs, Florida 33065.

     The initial Registered Agent of this corporation at its Registered Office shall be K. Y. GORDON.

                                  ARTICLE VII

Directors:

     The initial Board of Directors of this corporation shall consist of three
(3) members.

     The names and addresses of the persons who shall serve as the initial Board of Directors of this corporation, until the first annual meeting of the shareholders, or until their successors shall have been elected and qualified, are as follows:

               Name                          Address

          B. R. Koste                        801 Laurel Oak Drive
                                             Naples, Florida 33963

          R. W. Ramsey                       3300 University Drive
                                             Coral Springs, Florida 33065

          M. E. Mucci                        3300 University Drive
                                             Coral Springs, Florida 33065

                                  ARTICLE VIII

Incorporator:

     The name and address of the Incorporator of this corporation is:

               Name                          Address

           Bay Colony-Gateway, Inc.          801 Laurel Oak Drive
           a Delaware corporation            Naples, Florida 33963


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                                   ARTICLE IX

Officers:

      The names and titles of the persons who shall serve as the initial officers of this corporation, until the first annual meeting of the shareholders, or until their successors shall have been elected and qualified, are as follows:

       R. W. Ramsey                President
       J. P. McGowan               Vice President and Secretary
       D. H. Graham                Vice President and Assistant Secretary
       M. E. Mucci                 Treasurer


                                   ARTICLE X

Indemnification:

      This corporation shall indemnify every officer and director, and every former officer and director, to the full extent permitted by the Florida General Corporation Act.

      IN WITNESS WHEREOF, the undersigned Incorporators has caused these Articles of Incorporation to be executed the day and year below by its duly authorized officers.


                                         BAY COLONY-GATEWAY, INC.



                                         By:  /s/ JAMES P. MCGOWAN
                                             ------------------------------
                                             James P. McGowan
                                             Vice President

                                         Dated: September 7, 1995

                                         Attest: /s/ K. Y. GORDON
                                                ---------------------------
                                                K. Y. Gordon
                                                Assistant Secretary

                                         Dated: September 7, 1995





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STATE OF FLORIDA  )
                  )  ss:
COUNTY OF BROWARD )

      The foregoing Articles of Incorporation were acknowledged before me this 7th day of September, 1995 by James P. McGowan and K. Y. Gordon. They are personally known to me.

                                         /s/ MARYANN NANCE
                                        -------------------------------------
                                        Name:
                                        Notary Public
                                        Commission No.

                                                      [SEAL]

My Commission Expires:



                          CONSENT OF REGISTERED AGENT

      K. Y. Gordon hereby consents to his designation as Registered Agent in the foregoing Articles of Incorporation.


                                        /s/ K. Y. GORDON
                                       -------------------------------------
                                            K. Y. Gordon

                                       Dated: September 7, 1995



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